EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-87553, 333-95279, 333-95933, 333-36228, 333-40476, 333-44418, 333-51504, 333-63080, 333-81776, 333-87553, 333-123861) of Critical Path, Inc. of our report dated April 29, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

San Jose, California

April 29, 2005